CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BIG CITY BAGELS, INC.

                       ----------------------------------

                         Pursuant to Section 805 of the
                        New York Business Corporation Law
                       ----------------------------------


         We, the undersigned, being, respectively, the Chairman of the Board and Assistant Secretary of Big City Bagels, Inc. ("Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York hereby certify:

         1.       The name of the Corporation is Big City Bagels, Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on December 14, 1992.

         3. Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to be designated Class A Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection (c), to read as follows:

         (c)      Class A Preferred Stock

         (i) Designations and Amount. 350,000 shares of the Preferred Stock of the Corporation, par value $ .001 per share, shall constitute a class of Preferred Stock designated as "Class A Preferred Stock" ("Class A Preferred Stock"). The Class A Preferred Stock shall have a stated value of $10.00 per share ("Stated Value").

         (ii) Redemption Rights. The Class A Preferred Stock shall be subject to redemption, in whole as a class and not in part, by the Corporation, at the Corporation's election, at any time, subject to the last sentence of this section (c)(ii), upon 30 days' prior written notice being mailed, by first class mail postage prepaid, to the addresses of the holders as recorded in the Corporation's records, at a redemption price ("Redemption Price") payable in cash equal to the sum of (z) 125% of the Stated Value of the shares being redeemed, plus (y) the Preferred Dividend (as defined below) accrued and unpaid thereon through the Redemption Date (as defined below). Payment of the Redemption Price, calculated on a per share basis, must be tendered to the holders of the Preferred Stock within 10 business days of the date fixed for redemption by the Corporation ("Redemption Date"). After 3:00 p.m. Eastern Time on the Redemption Date, the Class A Preferred Stock shall be deemed cancelled and the holders thereof shall have no further rights as shareholders of the Corporation, their sole right being the payment to them of the Redemption Price upon their surrender to the Corporation of the certificates representing the Class A Preferred Stock. The Corporation may redeem the outstanding Class A Preferred Stock only at such time as the registration statement ("Registration Statement") covering the resale by the holders thereof of the shares of Common Stock issuable upon conversion and the shares of Common Stock issuable in lieu of cash payment of the Preferred Dividend, has been declared effective by the Securities and Exchange Commission ("SEC") and the offering contemplated by the Registration Statement has been approved by the Corporate Financing Department of NASD Regulation, Inc. ("NASD CFD Approval") at the time notice of redemption is given by the Corporation to the holders and remains effective until the Redemption date.

         (iii) Dividends. The holders of shares of Class A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of Stated Value (or $0.80 per share) of the Class A Preferred Stock ("Preferred Dividend") from the date of issuance through the earlier of the Redemption Date or the Conversion Date (as defined below), payable, at the election of the Company, either in cash or in shares of Common Stock of the Company, on the next business day after the Conversion Date, or as part of the Redemption Price, as set forth above, such number of shares of Common Stock to be calculated in accordance with section
(vi)(B) hereof. No dividends, other than dividends payable solely in shares of Common Stock of the Corporation, shall be declared or paid with respect to the Common Stock of the Corporation while the Class A Preferred Stock is outstanding.

         (iv) Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Company, such assets shall be distributed simultaneously to both the holders of the Common Stock and the holders of the Class A Preferred Stock, calculated as if the Class A Preferred Stock (together with Preferred Dividends through the record date for such distribution) was fully converted immediately prior to such distribution.

         (v) Voting Rights. The holders of Class A Preferred Stock shall not be entitled to vote on any matter, except as may be required by law.

         (vi) Conversion of Class A Preferred Stock.

                  (A) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Class A Preferred Stock, together with the accrued Preferred Dividends thereon through the Conversion Date, into the number of shares of Common Stock calculated in accordance with section (vi)(B).

                  (B) The number of shares of Common Stock to be issued upon conversion of the Class A Preferred Stock and payment of the Preferred Dividend will be determined by dividing the Stated Value of the Class A Preferred Stock being converted, plus the Preferred Dividend accrued and unpaid thereon through the Conversion Date, by the greater of (i) 75% of the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of the Written Notice (as hereinafter defined) or (ii) $0.2585. Notwithstanding the foregoing, if the Registration Statement has not been declared effective by the SEC and NASD CFD Approval has not been obtained on or before the close of business on the 120th day following the Closing (as defined in the last sentence of this section (vi)(B)), the aforementioned rate of 75% shall be reduced by 1% to 74% and by 1% per 30-day period thereafter (with no proration for partial periods; said 1% reduction, if any, shall take effect at 12:01 a.m. on the 121st day following the Closing and each of the following four successive 1% reductions, if any, shall take effect on the 151st day following the Closing, the 181st day following the Closing, the 211th day following the Closing and on the 241st day following the Closing, respectively, up to an aggregate reduction of 5%, as long as the Registration Statement has not been declared effective and NASD CFD Approval has not been obtained. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith. For purposes of subsection (c) of Article Fourth, the term "Closing Date" shall mean December 31, 1997.

                  (C) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall give written notice ("Written Notice") to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Written Notice must be delivered via telecopier prior to 3:00 p.m. Eastern Time on any day and shall be deemed to be received by the Corporation upon receipt by it or by its general counsel. If Written Notice is delivered after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than one business day after the date of receipt of the Written Notice, issue and deliver to a location in New York City designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Simultaneously with such delivery, such holder shall surrender the certificate or certificates for the Class A Preferred Stock duly endorsed for transfer. Such conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Corporation in accordance herewith ("Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such Conversion Date.

                  (D) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class A Preferred Stock or payment of the Preferred Dividend. If any fractions of a share would, but for this section (vi)(D), be issuable upon any conversion of Class A Preferred Stock or payment of the Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

                  (E) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi). All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi) shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common

Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

                  (F) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock and the payment of the Preferred Dividend thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this section (vi)(F) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (G) If any Class A Preferred Stock is issued and outstanding on the third anniversary of the Closing Date, such Class A Preferred Stock and the Preferred Dividend thereon shall, without any action on the part of the holder thereof, be automatically converted into Common Stock on that date on the above terms.

                  (H) In the event any shares of Class A Preferred Stock shall be converted pursuant to section (vi) hereof, the shares of Class A Preferred Stock so converted shall be canceled.

                  (I) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section (vi) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

         4. This Amendment has been adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation and
Section 502 of the New York Business Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of December, 1997, and affirm the statements contained herein are true under penalties of perjury.

                                        BIG CITY BAGELS, INC.



                                        By: /s/ Mark Weinreb
                                           ------------------------------------
                                           Mark Weinreb, Chairman and Chief
                                             Executive Officer



                                        By: /s/ Peter M. Ziemba
                                           ------------------------------------
                                           Peter M. Ziemba, Assistant Secretary

                            CERTIFICATE OF CORRECTION

                                       OF

                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BIG CITY BAGELS, INC.


                       ----------------------------------

                         Pursuant to Section 105 of the
                        New York Business Corporation Law
                       ----------------------------------




         We, the undersigned, being, respectively, the Chairman of the Board and Assistant Secretary of Big City Bagels, Inc. ("Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York hereby certify:

         1.       The name of the Corporation is Big City Bagels, Inc.

         2. The date the Certificate of Amendment of the Certificate of Incorporation to be corrected was filed with the Department of State of the State of New York is December 24, 1997.

         3. This Certificate of Correction is being filed to correct a typographical error which caused the amount "$0.2585" to appear as "$0.35" in new subsection (c) added to Article Fourth of the Certificate of Incorporation by the Certificate of Amendment.

         4. The provision of the Certificate of Amendment of the Certificate of Incorporation which added a new subsection (c) to Article FOURTH is corrected to read as follows:

         "Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to be designated Class A Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection
(c), to read as follows:

         "(c)     Class A Preferred Stock

         "(i) Designations and Amount. 350,000 shares of the Preferred Stock of the Corporation, par value $ .001 per share, shall constitute a class of Preferred Stock designated as "Class A Preferred Stock" ("Class A Preferred Stock"). The Class A Preferred Stock shall have a stated value of $10.00 per share ("Stated Value").

         "(ii) Redemption Rights. The Class A Preferred Stock shall be subject to redemption, in whole as a class and not in part, by the Corporation, at the Corporation's election, at any time, subject to the last sentence of this section (c)(ii), upon 30 days' prior written notice being mailed, by first class mail postage prepaid, to the addresses of the holders as recorded in the Corporation's records, at a redemption price ("Redemption Price") payable in cash equal to the sum of (z) 125% of the Stated Value of the shares being redeemed, plus (y) the Preferred Dividend (as defined below) accrued and unpaid thereon through the Redemption Date (as defined below). Payment of the Redemption Price, calculated on a per share basis, must be tendered to the holders of the Preferred Stock within 10 business days of the date fixed for redemption by the Corporation ("Redemption Date"). After 3:00 p.m. Eastern Time on the Redemption Date, the Class A Preferred Stock shall be deemed cancelled and the holders thereof shall have no further rights as shareholders of the Corporation, their sole right being the payment to them of the Redemption Price upon their surrender to the Corporation of the certificates representing the Class A Preferred Stock. The Corporation may redeem the outstanding Class A Preferred Stock only at such time as the registration statement ("Registration Statement") covering the resale by the holders thereof of the shares of Common Stock issuable upon conversion and the shares of Common Stock issuable in lieu of cash payment of the Preferred Dividend, has been declared effective by the Securities and Exchange Commission ("SEC") and the offering contemplated by the Registration Statement has been approved by the Corporate Financing Department of NASD Regulation, Inc. ("NASD CFD Approval") at the time notice of redemption is given by the Corporation to the holders and remains effective until the Redemption date.

         "(iii) Dividends. The holders of shares of Class A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of Stated Value (or $0.80 per share) of the Class A Preferred Stock ("Preferred Dividend") from the date of issuance through the earlier of the Redemption Date or the Conversion Date (as defined below), payable, at the election of the Company, either in cash or in shares of Common Stock of the Company, on the next business day after the Conversion Date, or as part of the Redemption Price, as set forth above, such number of shares of Common Stock to be calculated in accordance with section (vi)(B) hereof. No dividends, other than dividends payable solely in shares of Common Stock of the Corporation, shall be declared or paid with respect to the Common Stock of the Corporation while the Class A Preferred Stock is outstanding.

         "(iv) Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Company, such assets shall be distributed simultaneously to both the holders of the Common Stock and the holders of the Class A Preferred Stock, calculated as if the Class A Preferred Stock (together with Preferred Dividends through the record date for such distribution) was fully converted immediately prior to such distribution.

         "(v)     Voting Rights.  The holders of  Class A Preferred  Stock shall not be entitled to vote on any matter, except as may be required by law.

         "(vi)    Conversion of Class A Preferred Stock.

                  "(A) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Class A Preferred Stock, together with the accrued Preferred Dividends thereon through the Conversion Date, into the number of shares of Common Stock calculated in accordance with section (vi)(B).

                  "(B) The number of shares of Common Stock to be issued upon conversion of the Class A Preferred Stock and payment of the Preferred Dividend will be determined by dividing the Stated Value of the Class A Preferred Stock being converted, plus the Preferred Dividend accrued and unpaid thereon through the Conversion Date, by the greater of (i) 75% of the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of the Written Notice (as hereinafter defined) or (ii) $0.2585. Notwithstanding the foregoing, if the Registration Statement has not been declared effective by the SEC and NASD CFD Approval has not been obtained on or before the close of business on the 120th day following the Closing (as defined in the last sentence of this section (vi)(B)), the aforementioned rate of 75% shall be reduced by 1% to 74% and by 1% per 30-day period thereafter (with no proration for partial periods; said 1% reduction, if any, shall take effect at 12:01 a.m. on the 121st day following the Closing and each of the following four successive 1% reductions, if any, shall take effect on the 151st day following the Closing, the 181st day following the Closing, the 211th day following the Closing and on the 241st day following the Closing, respectively, up to an aggregate reduction of 5%, as long as the Registration Statement has not been declared effective and NASD CFD Approval has not been obtained. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith. For purposes of subsection (c) of Article Fourth, the term "Closing Date" shall mean December 31, 1997.

                  "(C) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall give written notice ("Written Notice") to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Written Notice must be delivered via telecopier prior to 3:00 p.m. Eastern Time on any day and shall be deemed to be received by the Corporation upon receipt by it or by its general counsel. If Written Notice is delivered after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than one business day after the date of receipt of the Written Notice, issue and deliver to a location in New York City designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Simultaneously with such delivery, such holder shall surrender the certificate or certificates for the Class A Preferred Stock duly endorsed for transfer. Such conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Corporation in accordance herewith ("Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such Conversion Date.

                  "(D) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class A Preferred Stock or payment of the Preferred Dividend. If any fractions of a share would, but for this section (vi)(D), be issuable upon any conversion of Class A Preferred Stock or payment of the Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

                  "(E) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi). All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi) shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

                  "(F) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock and the payment of the Preferred Dividend thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this section (vi)(F) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  "(G) If any Class A Preferred Stock is issued and outstanding on the third anniversary of the Closing Date, such Class A Preferred Stock and the Preferred Dividend thereon shall, without any action on the part of the holder thereof, be automatically converted into Common Stock on that date on the above terms.

                  "(H) In the event any shares of Class A Preferred Stock shall be converted pursuant to section (vi) hereof, the shares of Class A Preferred Stock so converted shall be canceled.

                  "(I) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section (vi) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment."




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         IN WITNESS WHEREOF, the undersigned have executed this Certificate this
16th day of January 1998, and affirm the statements contained herein are true under penalties of perjury.

                                        BIG CITY BAGELS, INC.


                                        By: /s/ Mark Weinreb
                                           ------------------------------------
                                           Mark Weinreb, Chairman and Chief
                                             Executive Officer



                                        By: /s/ Peter M. Ziemba
                                           ------------------------------------
                                           Peter M. Ziemba, Assistant Secretary

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